Exhibit 99.1

                    Clear Channel Purchases Stock

    SAN ANTONIO--(BUSINESS WIRE)--May 6, 2005--On May 5, 2005 Clear Channel Communications, Inc. (the "Company") (NYSE:CCU) agreed to purchase 5,690,800 shares of the Company's common stock from affiliates of Hicks, Muse, Tate & Furst, L.P. at $31.63 per share, the closing price of our common stock on May 4, 2005. The transaction will settle and close on May 9, 2005. The Company does not expect this transaction to have any impact on its previously announced strategic realignment transactions.

    About Clear Channel Communications, Inc.

    Clear Channel Communications, Inc. (NYSE:CCU), headquartered in San Antonio, Texas, is a global leader in the out-of-home advertising industry with radio and television stations, outdoor displays, and entertainment venues in 63 countries around the world.

    Certain statements in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Visit our Web site at www.clearchannel.com.

    CONTACT: Clear Channel Communications, San Antonio
             Investor Relations:
             Randy Palmer, 210-832-3315
             or
             Corporate Communications:
             Lisa Dollinger, 210-832-3474